Exhibit 99.2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of

NGL Energy Partners LP:

We have audited the accompanying combined balance sheets of the Businesses of Osterman Associated Companies Contributed to NGL Energy Partners LP (taken as a whole the “Company”) as of September 30, 2011 and 2010 and the related combined statements of operations and changes in equity of the combined companies and cash flows for the years ended September 30, 2011, 2010 and 2009.  These combined financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material aspects, the combined financial position of the Businesses of Osterman Associated Companies Contributed to NGL Energy Partners LP as of September 30, 2011 and 2010 and the combined results of their operations and their cash flows for the years ended September 30, 2011, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Graham Shepherd, PC
Worcester, Massachusetts
November 14, 2012

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Balance Sheets

September 30, 2011 and 2010

(U.S. Dollars in Thousands)

	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,908	$13,416
Accounts receivable, net of allowance for doubtful accounts of $650 and $550, respectively	6,295	5,305
Accounts receivable from stockholders and other related parties	5,931	4,064
Inventories	3,771	2,824
Prepaid expenses	1,045	1,324
Deferred income taxes	266	80
Other current assets	101	101
Total current assets	39,317	27,114

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $41,899 and $38,517, respectively	17,635	18,729
GOODWILL	380	380
INTANGIBLE ASSETS, net of accumulated amortization of $3,045 and $2,616, respectively	3,436	3,865
OTHER NON-CURRENT ASSETS	233	235
Total assets	$61,001	$50,323

LIABILITIES AND NET EQUITY OF COMBINED COMPANIES
CURRENT LIABILITIES:
Trade accounts payable	$2,615	$3,258
Income taxes payable	542	301
Accrued expenses and other payables	1,897	1,398
Customer deposits	4,033	3,701
Current maturities of long-term debt	—	385
Due to stockholders	6	5
Total current liabilities	9,093	9,048

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	—	2,312
Payable to related parties	755	681
Deferred income taxes	592	414

COMMITMENTS AND CONTINGENCIES

NET EQUITY OF COMBINED COMPANIES	50,561	37,868

Total liabilities and net equity of combined companies	$61,001	$50,323

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Statements of Operations and Changes in Equity of Combined Companies

For the Years Ended September 30, 2011, 2010 and 2009

(U.S. Dollars in Thousands)

	2011	2010	2009
REVENUES:
Propane sales	$105,592	$87,678	$82,877
Sales of parts and appliances	5,385	2,924	3,098
Other operating revenues	1,041	1,108	909
Total Revenues	112,018	91,710	86,884

COST OF SALES	69,753	52,993	43,792

Gross Margin	42,265	38,717	43,092

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	23,341	21,801	22,368
Depreciation and amortization	3,811	3,871	3,687
Operating Income	15,113	13,045	17,037

OTHER INCOME (EXPENSE):
Interest expense	(62)	(211)	(341)
Interest income	231	114	191
Other, net	1,334	38	211

INCOME BEFORE INCOME TAXES	16,616	12,986	17,098

PROVISION FOR INCOME TAXES	563	733	736

Net Income	$16,053	$12,253	$16,362

Net equity of combined companies, beginning of period	37,868	30,042	19,077
Contributions	579	1,387	97
Distributions	(3,939)	(5,814)	(5,494)
Net equity of combined companies, end of period	$50,561	$37,868	$30,042

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Combined Statements of Cash Flows

For the Years Ended September 30, 2011, 2010 and 2009

(U.S. Dollars in Thousands)

	2011	2010	2009
OPERATING ACTIVITIES:
Net income	$16,053	$12,253	$16,362
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,811	3,871	3,687
Deferred income tax (benefit) provision	(8)	75	(22)
(Gain) loss on sale of assets	(1,141)	—	(119)
Changes in operating assets and liabilities -
Accounts receivable	(990)	(863)	2,475
Inventories	(947)	(663)	1,390
Prepaid expenses and other current assets	279	(707)	(51)
Accounts payable	(643)	422	(1,496)
Accrued expenses and other payables	499	(14)	254
Income taxes payable	241	(399)	549
Customer deposits	332	503	(1,327)
Net cash provided by operating activities	17,486	14,478	21,702

INVESTING ACTIVITIES :
Purchases of long-lived assets	(2,537)	(3,841)	(6,542)
Proceeds from sales of assets	1,390	—	164
Net (advances to) repayments from related parties	2	(35)	—
Other	—	—	(100)
Net cash used in investing activities	(1,145)	(3,876)	(6,478)

FINANCING ACTIVITIES:
Proceeds from long-term debt	—	—	1,978
Payments on long-term debt	(2,697)	(2,166)	(2,164)
Net (advances to) repayments from stockholders and related parties	(1,792)	(6,567)	1,756
Contributions from stockholders	579	1,387	97
Distributions	(3,939)	(5,814)	(5,494)
Net cash used in financing activities	(7,849)	(13,160)	(3,827)
Net change in cash and cash equivalents	8,492	(2,558)	11,397
Cash and cash equivalents, beginning of period	13,416	15,974	4,577
Cash and cash equivalents, end of period	$21,908	$13,416	$15,974

The accompanying notes are an integral part of these combined financial statements.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements

For the Years Ended September 30, 2011, 2010 and 2009

Note 1 - Nature of Operations and Organization

The accompanying combined financial statements represent the financial statements of the Osterman Associated Companies (collectively, “the Company”), consisting of the following individual entities which are related through common control and ownership:

E. Osterman Gas Service, Inc. — An S Corporation formed in 1968.

Milford Propane, Inc. — An S Corporation formed in 1974 to acquire the assets of Milford Bottled Gas and expand market operations in Southeastern Massachusetts.

Saveway Propane Gas Service, Inc. — A C corporation formed in 1987 to market retail propane and appliance sales and service to the Eastern Connecticut area.

E. Osterman, Inc. — An S Corporation formed in 1988 to expand wholesale propane sales and propane transportation services.

Osterman Propane, Inc. — An S Corporation formed in 1993 to acquire the assets of Agway Petroleum Corporation and expand market operations in Western Massachusetts.

Osterman Associated Companies, Inc. — A C corporation formed in 1999 solely to protect the legal name “Osterman Associated Companies”.

Propane Gas, Inc. — A C corporation acquired in 2007 by Propane Gas, LLC (a disregarded entity for tax purposes) to expand market operations in the Cape Cod area.

E. Osterman Propane, Inc. — An S Corporation formed in 2008 to expand market operations in Connecticut.

A O Energy, Inc. — An S Corporation formed in 1992 to sell liquid propane gas to large commercial accounts.

Osterman Propane Storage Limited Partnership — A limited partnership formed in 2001 to own and rent propane storage facilities for Osterman Associated Companies.

VE Properties III, LLC — A limited partnership and corporation formed in 1995, reorganized as a limited liability company in 2009, to own and operate rental real estate in Northbridge and Chester, MA.

VE Properties V, LLC — A limited liability company formed in 2009 to own and operate rental real estate in Chesterfield, NH.

VE Properties VI, LLC — A limited liability company formed in 2009 to own and operate rental real estate in Palmer, Sterling and Southbridge, MA.

The Company operates primarily in the retail propane business throughout New England and New York.

On October 3, 2011, the Company closed an agreement to contribute substantially all of its assets to NGL Energy Partners LP (“NGL Energy”) in exchange for $96.0 million and 4 million common units of NGL Energy (see Note 14).  The agreement contemplated a post-closing working capital payment of $4.8 million for certain working capital items.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  All significant intercompany transactions have been eliminated in preparing these combined financial statements.

Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs.  These estimates are based on management’s knowledge of current events, historical experience and various other assumptions that they believe to be reasonable under the circumstances.

Critical estimates made in the preparation of these combined financial statements include the collectability of accounts receivable; the recoverability of inventories; useful lives and recoverability of property, plant and equipment and amortized intangible assets; the impairment of goodwill; accruals for various commitments and contingencies; allocations of corporate level expenses; and provision for income taxes, among others.  Although management believes these estimates are reasonable, actual results could differ from the estimates.

Fair Value Measurements

The Company applies fair value measurements to certain assets and liabilities, principally assets and liabilities acquired in a business combination.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date.  Fair value should be based upon assumptions that market participants would use when pricing an asset or liability, including assumptions about risk and risks inherent in valuation techniques and inputs to valuations.  This includes not only the credit standing of counterparties and credit enhancements but also the impact of the Company’s own nonperformance risk on its liabilities.  Fair value measurements assume that the transaction occurs in the principal market for the asset or liability or in the absence of a principal market, the most advantageous market for the asset or liability (the market for which the reporting entity would be able to maximize the amount received or minimize the amount paid).

Management uses the following fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

•                                     Level 1 — Quoted prices (unadjusted) in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

•                                     Level 2 — Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable for the asset or liability, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived from observable market data by correlation or other means.

•                                     Level 3 — Unobservable inputs for the asset or liability including situations where there is little, if any, market activity for the asset or liability.  The Company did not have any assets or liabilities measured at fair value categorized as Level 3 at September 30, 2011 or 2010.

The fair value hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable data (Level 3).  In some cases, the inputs to measure fair value might fall into different levels of the fair value hierarchy. The lowest level input that is significant to a fair value measurement in its entirety determines the applicable level in the fair value hierarchy.  Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability.

Revenue Recognition

The Company’s revenue is primarily generated by the sale of propane, propane-related appliances, parts and fittings, rental of equipment and by services provided to its customers in the northeastern United States.

The Company accrues revenues from propane and propane-related sales at the time title to the product transfers to the purchaser, which typically occurs upon receipt of the product by the purchaser or installation of the appliance.  The Company records service revenues at the time the service is performed and tank and other rentals over the term of the lease.  The Company records product purchases at the time title to the product transfers to the Company, which typically occurs upon receipt of the product.  Revenue-related taxes collected from customers and remitted to taxing authorities, principally sales and use taxes, are presented on a net basis.

Cost of Sales

“Cost of Sales” includes all costs incurred to acquire propane, including the costs of purchasing, terminalling, and storing inventory prior to delivery to the customer, as well as any costs related to the sale of propane appliances and equipment.  Cost of sales does not include any depreciation or amortization of property, plant and equipment or intangible assets.  Depreciation and amortization is separately classified in the combined statements of operations.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Operating and General and Administrative Expenses

“Operating and General and Administrative Expenses” include costs of personnel, vehicles, delivery, handling, plants, district offices, selling, marketing, credit and collections and other functions related to the retail distribution of propane and related equipment and supplies and the direct and allocated expenses of personnel, executives, corporate office locations and other functions related to centralized corporate and overhead activities.

Advertising Costs

The Company expenses advertising costs as incurred.  The total advertising expense for the years ended September 30, 2011, 2010 and 2009 was approximately $367,000, $437,000 and $375,000, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at acquisition date as cash equivalents.

In the ordinary course of business, the Company has, at various times, cash deposits with a bank which are in excess of federally insured limits. Management believes that the possibility of any loss is minimal.

Supplemental cash flow information:

	2011	2010	2009
	(in thousands)
Interest paid	$62	$107	$184

Income taxes paid	$148	$1,742	$248

Accounts Receivable and Concentration of Credit Risk

The Company grants credit to customers for the purchase of propane and propane-related products.  Accounts receivable are uncollateralized customer obligations due under normal trade terms.  Accounts receivable are stated at the amount billed to the customer plus any accrued and unpaid interest on unpaid and past due accounts receivable.  Interest charges during the periods presented were not material.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the uncollectible amounts.  Management individually reviews past due accounts receivable balances and provides a specific reserve based on an assessment of current customer creditworthiness.  Management also provides a general allowance amount for accounts not currently delinquent.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Changes in the allowance for doubtful accounts during the periods indicated are as follows:

	2011	2010	2009
	(in thousands)
Allowance for doubtful accounts, beginning of period	$550	$500	$500
Bad debt provision	755	274	596
Write off of uncollectible accounts, net of recoveries	(655)	(224)	(596)
Allowance for doubtful accounts, end of period	$650	$550	$500

For the years ended September 30, 2011, 2010 and 2009, no individual customer accounted for more than 10% of the Company’s combined revenues.

Accounts Receivable From (Due to) Stockholders and Other Related Parties

The current receivables from (due to) the Company’s stockholders and other related parties are unsecured and have no stated repayment terms but are due on demand.

Inventories

The Company’s inventories consist primarily of propane, valued at cost determined using the average cost method.  Cost includes the cost of transportation and storage.  Parts and supplies inventories are carried at the lower of cost or market, with cost determined using the average cost method.

Inventories consisted of the following:

	2011	2010
	(in thousands)
Propane	$2,966	$2,024
Parts, appliances and other	805	800
Total	$3,771	$2,824

Property, Plant and Equipment, Depreciation and Impairments

Property, plant and equipment are stated at cost, less accumulated depreciation.  Acquisitions and improvements are capitalized, and maintenance and repairs are expensed as incurred.  When the Company disposes of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in other income.  Depreciation expense is computed primarily using the straight-line method over the useful lives (see Note 5).

The Company evaluates the carrying value of its long-lived assets for potential impairment when events and circumstances warrant such a review.  A long-lived asset is considered impaired

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

when the anticipated undiscounted future cash flows from a logical grouping of assets is less than its carrying value.  In that event, a loss is recognized equal to the amount by which the carrying value exceeds the fair value of the assets.  No impairments of long-lived assets were recorded for the years ended September 30, 2011, 2010 and 2009.

Intangible Assets

The Company’s identifiable intangible assets consist primarily of customer lists and covenants not to compete acquired in business combinations.  The Company capitalizes acquired intangible assets if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of an intent to do so.

Intangible assets with estimable useful lives are amortized over their respective useful lives on a straight-line basis to their estimated residual values, and reviewed for impairment annually (see Note 6).

Goodwill

Goodwill represents the excess of cost over the fair value of net assets of acquired businesses. Changes to recorded goodwill during the three year period ended September 30, 2011 were as follows:

	2011	2010	2009
	(in thousands)
Balance, beginning of period	$380	$380	$300
Acquisitions of retail propane businesses	—	—	80
Balance, end of period	$380	$380	$380

The Company evaluates goodwill for impairment annually or when events or circumstances occur indicating that goodwill might be impaired. The Company performs this impairment testing at year end.

The annual impairment assessment of goodwill is a two-step process:

•                                    In step 1 of the goodwill impairment test, the Company compares the fair value of the reporting unit with its carrying amount, including goodwill.  If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired.  If the carrying amount of a reporting unit exceeds its fair value, the Company performs the second step of the goodwill impairment test to measure the amount of impairment loss, if any.

•                                     In step 2 of the goodwill impairment test, the Company compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.  If the

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

The Company utilizes the market approach in determining the fair value of the reporting unit.  The market approach considers forecasted discounted future cash flows and a terminal value which applies a market multiple to adjusted cash flows.  Based upon this analysis, the Company concluded that the fair value of the reporting unit exceeded its carrying value and therefore step 2 of goodwill impairment testing was not required for any of the periods presented.

Estimates and assumptions used to perform the impairment testing are inherently uncertain and can significantly affect the outcome of the impairment test.  The estimates and assumptions the Company used in the annual assessment for impairment of goodwill included market participant considerations and future forecasted operating results.  Changes in operating results and other assumptions could materially affect these estimates.

Asset Retirement Obligations

The Company records the fair value of an asset retirement obligation as a liability in the period a legal obligation for the retirement of tangible long-lived assets is incurred, typically at the time the assets are placed into service if the Company can reasonably estimate such retirement obligations.  A corresponding asset is also recorded and depreciated over the life of the asset.  After the initial measurement, the Company also recognizes changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows.

The Company has determined that it is obligated by contractual requirements to remove facilities or perform other remediation upon retirement of certain assets.  Determination of the amounts to be recognized is based upon numerous estimates and assumptions, including expected settlement dates, future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates.  However, the Company is not able to reasonably measure the fair value of the asset retirement obligations as of September 30, 2011, 2010 or 2009 because the settlement dates were indeterminable.  An asset retirement obligation will be recorded in the periods the Company can reasonably determine the settlement dates.

Income Taxes

Certain of the companies included in these combined financial statements are S corporations or limited liability companies whose earnings or losses for federal and state income tax purposes are included in the tax returns of the individual owners.  For those entities, net earnings for financial statement purposes may differ significantly from taxable income reportable to such owners as a result of differences between the tax basis and financial reporting basis of assets and liabilities.  The Company pays income taxes to certain states as required by the tax code of the respective states.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Those combined companies which are taxable (“C”) corporations follow the asset and liability method of accounting for income taxes, under which deferred income taxes are recorded based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received and liabilities settled (see Note 8).

On October 1, 2009 the Company adopted the provision for the accounting for uncertainty in income tax positions.  The Company is required to recognize in its financial statements the impact of the tax position if it is more likely than not the position will not be sustained on audit based on the technical merits of the position.

The Company files federal, Massachusetts, Connecticut, Rhode Island, New Hampshire, New York, Maine and Vermont income tax returns.  The income tax returns for tax years 2009 and beyond remain subject to examination by the Internal Revenue Service and the Department of Revenue for all states in which the Company files.

The Company did not have unrecognized tax benefits as of September 30, 2011 and does not expect this to change significantly over the next 12 months.  The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

Customer Deposits

The Company records customer advances and deposits on product purchases as a liability in the combined balance sheets.

Note 3 - Recent Accounting Standards

In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2011-08.  Intangibles - Goodwill and Other (Topic 350): Testing Goodwill for Impairment (“ASU 2011-08”), which simplifies how entities test goodwill for impairment.  ASU 2011-08 gives entities the option, under certain circumstances, to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether further impairment testing is necessary.  ASU 2011-08 is effective for fiscal years beginning after December 15, 2011, and early adoption is permitted.  The Company does not expect that the adoption of this standard will materially impact its financial position or results of operations.

During 2009, the Company adopted the updated GAAP rules for subsequent events.  Under this update, management is required to evaluate subsequent events through the date that the combined financial statements are available to be issued and to disclose the date through which subsequent events are evaluated.  The adoption of this standard does not change the Company’s practices with respect to evaluating, recording, and disclosing subsequent events; therefore, adoption of this update had no impact on the Company’s combined balance sheets or statements of results of operations.

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Note 4 - Acquisitions of Businesses

On October 6, 2008 the Company entered into an agreement to purchase the assets of Wesco Propane, Inc. as detailed below.  The acquisition was accomplished through the use of the Company’s line of credit and internally generated funds.

On September 1, 2009, the Company entered into an agreement to purchase the assets of Mack Bros., Inc. located in Readsboro, Vermont, as detailed below.  The acquisition was accomplished through the use of internally generated funds.

The fair values of the assets acquired in these acquisitions are as follows (in thousands):

	2009
	Wesco	Mack Bros.
	(in thousands)
Accounts receivable	$52	$—
Inventory	—	5
Tanks and other equipment	450	190
Transportation equipment	85	30
Computer and office equipment	20	2
Customer lists	1,560	83
Non-compete agreement	—	200
Goodwill	—	80
	$2,167	$590

The Company included the results of operations in its financial statements beginning on the acquisition closing date.  The pro forma impact of these acquisitions is not presented as such impact is not material.

Note 5 - Property, Plant and Equipment

Property, plant and equipment consist of the following:

	Estimated Useful
	Lives (Years)	2011	2010
		(in thousands)
Retail propane equipment and tanks	5 - 20	$37,200	$35,752
Vehicles	5 - 7	14,845	14,322
Buildings and improvements	15 - 40	4,614	4,047
Land	N/A	2,216	2,466
Other	5 - 7	659	659
		59,534	57,246
Less: Accumulated depreciation		41,899	38,517
Net property, plant and equipment		$17,635	$18,729

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Depreciation expense was as follows for the periods indicated:

2011	2010	2009
(in thousands)
$3,382	$3,442	$3,298

Note 6 - Intangible Assets

Intangible assets (all amortizable) consist of the following:

	Estimated Useful
	Lives (Years)	2011	2010
		(in thousands)
Customer lists	15	$6,313	$6,313
Non-compete agreements	5	168	168
Total intangible assets		6,481	6,481
Less: Accumulated amortization		3,045	2,616
Net intangible assets		$3,436	$3,865

Amortization expense was approximately $429,000, $429,000 and $389,000 for the years ended September 30, 2011, 2010 and 2009, respectively.

Future amortization expense is estimated as follows (in thousands):

2012	$429
2013	429
2014	414
2015	370
2016	349
Thereafter	1,445
$3,436

Note 7 - Long-Term Debt

The Company’s long-term debt consists of the following:

	2011	2010
	(in thousands)
Line of credit agreement with bank	$—	$2,697
Revolving credit facility with bank	—	—
	—	2,697
Less - current maturities	—	385
Long-term debt	$—	$2,312

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

The line of credit agreement provides that the Company may borrow on a revolving basis until April 30, 2012 up to $11 million for acquisitions and asset purchases based upon an annual calculation.  Interest is payable monthly in arrears.  The Company has agreed to pay minimally the outstanding principal as of August 1st in each year in monthly installments equal to 1/84th of the outstanding principal balance.  At September 30, 2011 and 2010 the monthly principal payments due were approximately $0 and $32,000, respectively.  The Company has the right to select an interest rate based on the Bank’s Prime Rate or the LIBOR 1-month index rate plus 190 basis points.  In addition, an Unused Facility Fee of 0.25% per annum is charged quarterly on the average daily-undisbursed amount of the line of credit.  The line of credit contains certain loan covenants and the Company was in compliance with all loan covenants at September 30, 2011 and 2010.  The interest rates at September 16, 2011 and September 30, 2010 were 2.08% and 2.16%, respectively.

Long-term debt is secured by substantially all of the assets of the Company with recourse limited to real estate.  The total borrowings of the revolving note agreement and the line of credit agreement may not exceed $18 million in the aggregate. The line of credit was paid in full on August 17, 2011 and terminated on September 16, 2011.

In addition, the Company has long-term debt payable to a related party of $755,000 and $681,000 at September 30, 2011 and 2010, respectively.  This consists primarily of loans for which there are no established payment terms and which the Company believes will not require payment during the next 12 months.

Note 8 - Income Taxes

The Company’s provision for income taxes consists of the following:

	2011	2010	2009
	(in thousands)
Current:
Federal	$20	$8	$75
State	551	650	682
Deferred:
Federal	(17)	49	(56)
State	9	26	35
	$563	$733	$736

The Company’s effective income tax rate differs from the Federal statutory rate of 35% due to the taxable income of the tax pass through entities (S corporations, limited partnerships and limited liability companies) and the effect of state income taxes.

The Company’s Subchapter S corporations pay a portion of state corporate income tax to certain states as dictated by the tax

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

code of the respective states.  The aggregate amount of state corporate income tax expense based on these calculations is approximately $551,000, $633,000 and $667,000 for the years ended September 30, 2011, 2010 and 2009 respectively.

Net deferred tax liabilities represent the tax effects of taxable and deductible temporary differences between financial and income tax reporting.  The taxable temporary differences consist primarily of net property and equipment values, net intangible asset values and net operating losses.

The net deferred tax liability consists of the following:

	2011	2010
	(in thousands)
Deferred tax assets related to:
Accounts receivable
State	$29	25
Net operating loss carryovers
Federal	234	270
State	3	2
Deferred state tax
Federal	25	30

Deferred tax liabilities related to:
Property and equipment, net
Federal	(134)	(178)
State	(290)	(272)
Intangible assets, net
Federal	(151)	(165)
State	(42)	(46)
Net liability	$(326)	$(334)

The amounts are presented in the Company’s combined balance sheets as follows:

	2011	2010
	(in thousands)
Deferred tax assets - current
Federal	$234	$54
State	32	26
	$266	$80
Deferred tax liabilities -non-current
Federal	$260	$97
State	332	317
	$592	$414

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Note 9 - Commitments and Contingencies

Environmental Matters

The Company’s operations are subject to extensive Federal, state and local environmental laws and regulations that could require expenditures for remediation of operating facilities.  Although management believes the Company’s operations are in substantial compliance with applicable environmental laws and regulations, risks of additional costs and liabilities are inherent in the propane distribution, terminal and storage business, and there can be no assurance that significant costs and liabilities will not be incurred.  Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations or prior operations, could result in substantial costs and liabilities.  Accordingly, the Company has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health, and the handling, storage, use, and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events.  However, some risk of environmental or other damage is inherent in the Company’s business.

Litigation

The Company is involved in claims and legal actions arising in the ordinary course of business.  Management believes that the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position and results of operations.

Note 10 - Net Equity of Combined Companies

Net equity of the combined companies on the combined balance sheets includes the common stock of the combined entities.  The legal capital of each such entity is as follows at September 30, 2011 and 2010:

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Par or Stated Value
(in thousands)
E. Osterman Gas Service, Inc.
Common stock, no par value, 100 shares authorized, issued and outstanding.	$1

Milford Propane, Inc.
Common stock, no par value, 100 shares authorized, issued and outstanding.	4

Saveway Propane Gas Service, Inc.
Common stock, no par value, 5,000 shares authorized, issued and outstanding.	2

E Osterman, Inc.
Common stock, no par value, 100 shares voting and 900 shares nonvoting authorized, issued and outstanding.	1

Osterman Propane, Inc.
Common stock, no par value, 5,000 shares authorized, 100 shares issued and outstanding.	1

A O Energy, Inc.
Common stock, no par value, 200,000 shares authorized, 100 shares issued and outstanding.	10

Osterman Propane Storage, Inc.
Common stock, no par value, 200,000 shares authorized, 1,000 shares issued and outstanding.	1

Osterman Associated Companies, Inc.
Common stock, no par value, 1,000 shares authorized, 100 shares issued and outstanding.	—

Propane Gas, Inc.
Common stock, no par value, 20,000 shares authorized, 12,000 shares issued and outstanding.	—

E Osterman Propane, Inc.
Common stock, no par value, 100 shares authorized, issued and outstanding.	—

Total common stock	$20

THE BUSINESSES OF THE OSTERMAN ASSOCIATED COMPANIES

CONTRIBUTED TO NGL ENERGY PARTNERS LP

Notes to Combined Financial Statements - Continued

For the Years Ended September 30, 2011, 2010 and 2009

Note 11 - Fair Value of Financial Instruments

For cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other payables, the carrying value is a reasonable estimate of fair value, primarily because of the short-term nature of the instruments (considered to be Level 1).  The Company has no assets or liabilities that are required to be recorded on the basis of fair value at September 30, 2011 or 2010.

Note 12- Employee Benefits

The Company has a qualified deferred compensation plan, 401(k) and profit sharing plan, which covers substantially all employees who are at least twenty-one years of age and have completed three months of service.  The plan is administered by an independent third party.  The Company provides profit sharing at 3.0% of employees’ salaries and matches 50% of employee contributions up to a maximum of 6% of participants’ compensation.  These benefits may be altered at the discretion of the Board of Directors.  The Company’s contributions to the plan were approximately $430,000, $484,000, and $430,000 for the years ended September 30, 2011, 2010 and 2009, respectively.

Note 13 – Concentration of Suppliers

The Company purchased propane from multiple suppliers.  The four major suppliers collectively represented the following total percentage of purchases for the indicated periods.

2011	2010	2009
86%	76%	80%

Management does not believe that this represents a significant concentration risk in that, if necessary, purchases could be made from other suppliers at comparable terms.

Note 14 – Subsequent Events

Management has evaluated subsequent events through November 14, 2012, the date the combined financial statements were available to be issued.

As discussed in Note 1, on October 3, 2011 the Company concluded an agreement to contribute substantially all of the Company’s assets to NGL Energy.  Associated with this contribution, the Company has reorganized to consolidate the remaining assets and those liabilities not assumed by NGL Energy consisting primarily of all receivables and payables with stockholders and other related parties and all income tax assets and liabilities.